UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2012

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(704) 341-1516

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)	Departure of Directors

On July 9, 2012, Johnson Y. N. Lau, Norman Hardman and Simon Pedder resigned as members of the Board of Directors of Chelsea Therapeutics International, Ltd., effective immediately. The resignations were not related to any disagreement with Chelsea on any matter relating to Chelsea’s operations, policies or practices.

Dr. Lau served as Chairman of the Board’s Audit and Risk Management Committee and also served as Chairman of the Nominating and Corporate Governance Committee. Dr. Hardman served on the Nominating and Corporate Governance Committee and the Strategic Advisory Committee. As a result of their departures, the remaining four directors all have been appointed to all Board committees. Mr. William Rueckert has been appointed as the Chairman of the Audit and Risk Management Committee and Dr. Roger Stoll has been appointed as the Chairman of the Nominating and Corporate Governance.

(b)	Departure of Officers

Effective July 10, 2012, Simon Pedder resigned his position as President and Chief Executive Officer of Chelsea. Pursuant to the terms of a Separation and General Release Agreement entered into by Dr. Pedder and us, we will pay Dr. Pedder’s base annual salary of $491,000 on our regular payroll schedule for 24 months following the date of termination. We will be entitled to a dollar for dollar set off of any amounts earned by Dr. Pedder in a new full time employment during the severance period. We also will pay Dr. Pedder an amount equal to the amount of COBRA premiums that would be paid by him for continuation of coverage for a period of 12 months following the date of termination. Dr. Pedder has agreed to consult with us on an as-needed basis for no additional consideration for up to 12 hours per week on average to effect an orderly transition of his duties. Dr. Pedder will continue to be bound by the confidentiality, non-competition and non-solicitation provisions of his employment agreement dated March 2, 2012. The terms of his severance reflect in large part the terms of his employment agreement.

All of Dr. Pedder’s stock options vested in full on July 10, 2012 and will remain exercisable for 24 months thereafter. Based on the $1.11 closing price of our common stock on July 10, 2012, there was no intrinsic value to any of his stock options on that date.

The foregoing description of the Severance and Release Agreement is qualified in its entirety by reference to the full text of the Severance and Release Agreement, which is attached as Exhibit 10.18 hereto and is incorporated by reference herein.

Also, on July 10, 2012, Keith Schmidt tendered his resignation as Vice President, Marketing and Sales, to be effective upon a mutually agreed upon date not later than July 31, 2012. We expect to enter into an arrangement with Mr. Schmidt at market rates pursuant to which he will be available in an advisory capacity to use his significant knowledge of the neurogenic orthostatic hypotension market and patient advocacy groups to assist in our key short-term initiatives.

(c)	Appointment of Interim President and Chief Executive Officer

Effective July 10, 2012, the Board of Directors of the Company appointed Mr. Joseph G. Oliveto as interim President and Chief Executive Officer until such time as we appoint a new President and Chief Executive Officer.

Prior to being appointed interim President and Chief Executive Officer, Mr. Oliveto served as our Vice President, Operations, a position he had held since June 2008. As our Vice President, Operations, Mr. Oliveto was a member of the senior management team and reported directly to Dr. Pedder.  His responsibilities spanned areas of development and commercialization including the functional oversight of project management, production and supply, regulatory affairs, quality management, and trade and distribution. Before joining us, Mr. Oliveto was employed in the position of Executive in Residence at Pappas Ventures, a life sciences venture capital firm. Prior to Pappas Ventures, he served in a number of progressively senior positions at Hoffmann-La Roche, most recently as the Global Alliance Director for Roche’s licensing organization. Previous experience at Roche includes clinical development, project management, manufacturing process improvement and global business. During his tenure, he played an integral part in the success of multiple NDA filings, developed comprehensive launch programs, including those for both Pegasys and Copegus, and closed multiple licensing deals. Mr. Oliveto obtained a BA in Chemistry and an MBA from Rutgers University.

Mr. Oliveto is 45 years old and has no familial relationships with any executive officer or director of the Company. Other than his employment with us, there have been no transactions in which we have participated and in which Mr. Oliveto had a direct or indirect material interest involving in excess of $120,000 since January 1, 2011, the beginning of our last completed fiscal year.

Our Board of Directors has approved the following additional compensation for Mr. Oliveto: (i) an annual base salary of $300,000 until the new President and Chief Executive Officer is appointed; (ii) a stock option grant of 150,000 shares of our common stock vesting over four years beginning July 9, 2013; and (iii) a severance agreement to be negotiated between the parties.

A copy of the press release announcing the resignations of Drs. Lau, Hardman and Pedder from our Board of Directors, Dr. Pedder’s resignation as President and Chief Executive Officer, Mr. Schmidt’s resignation as Vice President, Marketing and Sales and Mr. Oliveto’s appointment as our interim President and Chief Executive Officer is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

On June 10, 2012, we announced the implementation of a corporate reorganization, pursuant to which we expect to significantly reduce our number of employees, retaining only those employees necessary to gain marketing authorization for Northera™ (droxidopa) in the United States for the treatment of symptomatic neurogenic hypotension in patients with primary autonomic failure. We also announced that we plan to stop patient enrollment in our ongoing Study 306B in July 2012, which we expect to result in data by year-end 2012. These matters were reported in the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

As a result of the significant headcount reduction and the increased work expected of our directors during this transitional period, effective July 9, 2012, we terminated the previously announced cost savings initiative that we announced on June 7, 2012, involving a 25% reduction of all corporate officer salaries and director fees. The salary and director fee reductions were to have been effective July 1, 2012. The previously announced suspension of 2012 performance bonuses for all employees remains in effect. We expect to reestablish a performance bonus program in 2013.

Nearly all of the non-officer employees who also were to have transitioned to part-time employment pursuant to the cost savings initiatives announced on June 7, 2012 have been or will be terminated as part of the reduction in force. As a result, the employment status of those non-officer employees remaining with the company will be reinstated to full-time.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.18	Severance and Release Agreement, dated July 9, 2011, between Chelsea Therapeutics International, Ltd. and Simon Pedder.

99.1	Press release dated July 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

Date: July 13, 2012	/s/ J. Nick Riehle
J. Nick Riehle, Chief Financial Office